                                                                  EXHIBIT 99.[Z]

                              AMENDED AND RESTATED
                              --------------------
                          INVESTORS' RIGHTS AGREEMENT
                          ---------------------------

     This AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement")
                                                                  ---------
made and entered into as of the 26th day of June, 1996 by and between Belcor Inc., a California corporation (the "Company"), Coastal Capital Partners, L.P.,
                                     -------
a Delaware limited partnership ("Coastal"), Donald Leibsker ("Leibsker"), in his
                                 -------                      --------
capacity as a director of the Company and as a holder of warrants of the Company issued pursuant to his employment agreement and as may be issued pursuant to a future consulting agreement, and M. Douglas Caffey ("Caffey"), in his capacity
                                                     ------
as a director of the Company and a holder of warrants as may be issued pursuant to a future consulting agreement, amends and restates the Investors' Rights Agreement dated as of October 3, 1995 between the Company, Coastal, Leibsker, M. Douglas Caffey ("Caffey") and Rio Grande Mining Company, a Nevada corporation
                 ------
("Rio Grande") (the "Original Investors' Rights Agreement").
- ------------         ------------------------------------

     WHEREAS, Coastal has experience in the evaluation, acquisition and financing of businesses and related negotiation and supervision;

     WHEREAS, Coastal is a shareholder of the Company, holding approximately 866,668 shares of the Company's common stock, par value $.10 per share ("Common
                                                                         ------
Stock") and, before giving effect to the partial cancellation of the Warrant
- -----
provided for herein, the rights to purchase up to an additional 1,733,332 shares pursuant to the Warrant (as hereinafter defined);

     WHEREAS, the Company has entered into an Amended and Restated Termination Agreement (the "Termination Agreement") with Rio Grande;

     WHEREAS, the Company shall receive pursuant to the Termination Agreement a warrant to purchase shares of common stock of Rio Grande;

     WHEREAS, the Company pursuant to its amended employment agreement with Leibsker, dated as of January 20, 1995 (the "Leibsker Employment Agreement"),
                                             -----------------------------
has issued warrants to purchase up to a maximum of 400,000 shares of Common Stock at an exercise price of $.18 per share (the "Leibsker Warrant"), any such
                                                   ----------------
shares of Common Stock issued, either directly or upon exercise of such warrants, hereinafter referred to as, collectively, the "Employment Shares";
                                                         -----------------

     WHEREAS, the Company entered into an amended employment agreement with Caffey, dated as of January 20, 1995 (the "Caffey Employment Agreement"), such
                                           ---------------------------
agreement having been executed in accordance with those certain resolutions of the Company's Board of Directors dated October 20, 1994 which provided for the Company's employment of Caffey and related compensation therefor of either (i) a minimum cash payment of $25,000 subject to upward adjustment based upon the trading price of Common Stock at a specified date or
(ii) the issuance of warrants to purchase up to a maximum of 500,000 shares of Common Stock at an exercise price of $.18 per share;

     WHEREAS, Caffey has agreed to accept, and the Company has agreed to provide, a cash payment of $25,000 on or before the closing of the Termination Agreement (the "Closing") in satisfaction of all of the Company's obligations
                -------
under the Caffey Employment Agreement pursuant to a letter agreement between the parties (the "Caffey Letter Agreement"), such cash payment to be made on or
              -----------------------
before the Closing;

     WHEREAS, the Caffey Employment Agreement shall be deemed to have terminated upon such payment of $25,000, and whereas Coastal desires to retain certain advisory services of Caffey, Coastal has agreed to cause the Coastal Directors, promptly following the Closing, to authorize the Company to enter into a consulting agreement with Caffey (the "Caffey Consulting Agreement") under which
                                       ---------------------------
Caffey will provide advisory services to the Company's management regarding the Company's operations for a period of one year following the execution of such agreement, and as compensation for Caffey's entering into such agreement, the Company shall issue to Caffey additional warrants to purchase up to 100,000 shares of the Company Common Stock, with the right to purchase 50,000 shares vesting upon the execution of the Caffey Consulting Agreement and the right to purchase the remaining 50,000 shares vesting on the first anniversary of such execution, at an exercise price of $.20 per share (the "New Caffey Warrants"),
                                                        -------------------
any such shares of Common Stock issued, either directly or upon exercise of such warrant, hereinafter referred to as, collectively, the "New Caffey Warrant
                                                        ------------------
Shares");
- ------

     WHEREAS, the Company and Leibsker have agreed that the Leibsker Employment Agreement shall be deemed to have terminated upon the Closing, and whereas Coastal desires to retain certain advisory services of Leibsker, Coastal has agreed to cause the Coastal Directors, promptly following the Closing, to authorize the Company to enter into a consulting agreement with Leibsker (the

"Leibsker Consulting Agreement") under which Leibsker will provide advisory
- ------------------------------
services to the Company's management regarding the Company's operations for a period of one year following the execution of such agreement, and as compensation for Leibsker's entering into such agreement, the Company shall issue to Leibsker an additional warrant to purchase up to 150,000 shares of the Company Common Stock, with the right to purchase 75,000 shares vesting upon the execution of the Leibsker Consulting Agreement and the right to purchase the remaining 75,000 shares vesting on the first anniversary of such execution, at an exercise price of $.20 per share (the "New Leibsker Warrants"), any such
                                          ---------------------
shares of Common Stock issued, either directly or upon exercise of such warrant, hereinafter referred to as, collectively, the "New Leibsker Warrant
                                                        --------------------
Shares");
- -------

     WHEREAS, Coastal is willing to propose a slate of directors for the Company, recommend a new Chief Executive Officer for the Company, make an additional capital contribution to the Company, and may consider pursuing additional financing for the Company for transactions undertaken by the Company and may consider engaging in other activities intended to increase shareholder value of the Company; provided, however, Coastal does not have nor shall have any obligation to direct business opportunities discovered by Coastal to the Company nor to only pursue business opportunities through the Company;

     WHEREAS, the Company's Board of Directors desires the involvement of Coastal in the business of the Company and has agreed to support a slate of directors to be recommended by Coastal, to appoint four persons designated by Coastal to fill the vacancies in the Company Board of Directors and to appoint a Chief Executive Officer proposed by Coastal;

     WHEREAS, Leibsker has agreed to execute and deliver the Belcor Shareholders' Agreement in favor of Coastal; and

     WHEREAS, the Company, Coastal and Leibsker desire to amend and restate the Original Investors' Rights Agreement as set forth herein.

     NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree that the Original Investors' Rights Agreement is hereby amended and restated in its entirety to read in full as follows:

I.   CERTAIN DEFINITIONS
     -------------------

     1.   Certain Definitions. For purposes of this Agreement, the following
          -------------------
terms shall have the following respective meanings:

          The term "Charges" shall mean all federal, state, county, city,
                    -------
municipal, local, foreign or other governmental taxes at the time due and payable, levies, assessments charges, liens, claims or encumbrances upon or relating to (i) the Company's employees, payroll, income or gross receipts, (ii) the Company's ownership or use of any of its assets, or (iii) any other aspect of the Company's business.

          The term "Combined Investment" shall mean the total of all funds of
                    -------------------
Coastal invested in any manner in the Company, as determined at each such time as the amount of Coastal's Combined Investment is evaluated. For the purposes of this definition,

(i) shares of Common Stock shall be valued at the purchase price or the conversion rate of such shares, as the case may be; (ii) the Warrant shall be valued at the purchase price therefor; and (iii) any note issued by the Company in favor of Coastal shall be valued at the then outstanding principal plus accrued and unpaid interest.

          The terms "Form S-2" and "Form S-3" means such respective form under
                     --------       --------
the Securities Act of 1933, as amended (the "1933 Act"), as in effect on the
                                             --------
date hereof, or any successor registration form to Form S-2 and Form S-3, respectively, under the 1933 Act subsequently adopted by the Securities and Exchange Commission ("SEC"), or any equivalent form that may be used by a "Small
                      ---                                                  -----
Business Issuer" as defined in Regulation S-B.
- ---------------

          The term "Holder" means any person owning or having the right to
                    ------
acquire Registrable Securities or any assignee thereof in accordance with
Section 16 hereof.
- ----------

          The term "Lien" shall mean any mortgage or deed of trust, pledge,
                    ----
hypothecation, assignment, deposit arrangement, lien, Charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          The term "Material Adverse Effect" shall mean any material adverse
                    -----------------------
effect on the business, assets, operations, prospects or financial or other condition of the Company.

          The terms "register," "registered," and "registration" refer to a
                     --------    ----------        ------------
registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering of effectiveness of such
 --------
registration statement or document.

          The term "Registrable Securities" means (i) the Warrant Shares, (ii)
                    ----------------------
the Employment Shares, (iii) the New Leibsker Warrant Shares, (iv) the New Caffey Warrant Shares and (v) any Common Stock issued as a dividend on or other distribution with respect to, in exchange for or in replacement of the Warrant Shares, the Employment Shares, the New Leibsker Warrant Shares or the New Caffey Warrant Shares.

          The number of shares of "Registrable Securities then outstanding"
                                   ---------------------------------------
shall be determined by the number of then existing Registrable Securities.

          The term "Rio Grande" means Rio Grande Mining Company, a Nevada
                    ----------
corporation.

          The term "Settlement Warrant" means that certain warrant in favor of
                    ------------------
the Company to purchase up to a maximum of 17,000,000 unregistered shares of common stock of Rio Grande at an exercise price of $.24 per share, to be issued by Rio Grande pursuant to the Termination Agreement.

          The term "Settlement Warrant Shares" shall mean any shares of common
                    -------------------------
stock of Rio Grande issued pursuant to the Settlement Warrant.

          The term "Stock" shall mean all shares, options, warrants, interests,
                    -----
participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock or any other "equity security" (as
                                                        ---------------
such term is defined in Rule 3a11-l of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act")).
                                       --------

          The term "Termination Agreement" means that certain Amended and
                    ---------------------
Restated Termination Agreement, dated as of even date herewith, between the Company and Rio Grande.

          The term "Warrant" means the Warrant, dated as of October 20, 1994,
                    -------
issued to Coastal by the Company.

          The term "Warrant Shares" shall mean any shares of Common Stock issued
                    --------------
pursuant to the Warrant.

          The term "Warrant Purchase Agreement" means the Warrant Purchase and
                    --------------------------
Investor's Rights Agreement, dated as of October 20, 1994, between Coastal, the Company and Mark S. Isaacs.

II.  Obligations of the Parties
     --------------------------

     2.   Obligations of the Company
          --------------------------

          (a)  Termination of Loan Commitment.  The Company and Coastal hereby
               ------------------------------
     agree that any obligation of Coastal or Rio Grande to provide loans, advances or other funding to the Company under that certain letter, dated October 20, 1994, from Andrew K. Simpson, Chief Executive Officer of Coastal Capital Partners, Inc., the general partner of Coastal, to M. Douglas Caffey, President and Chief Executive Officer of the Company, expired May 30, 1995, is terminated, and is null and void.

          (b)  Appointment of the Company's Chairman of the Board and Chief
               ------------------------------------------------------------
     Executive Officer, Appointment of Persons to fill Vacancies in the Board,
     -------------------------------------------------------------------------
     and Resignation of Directors. Promptly following, and subject to the
     ----------------------------
     occurrence of, the Closing, the Company (and its then existing board of directors) hereby agree:

               (i) to appoint Andrew K. Simpson ("Simpson"), Theresa C. Morris, Michael Y. Gan and David C. Fraser, or such other persons as may be designated in writing by Coastal, its successors, affiliates or assigns prior to the Closing (collectively, the "Coastal Directors"),
                                                           -----------------
          to fill vacancies in the Company's Board of Directors, and each such Coastal Director has informed Coastal that he or she shall accept such an appointment;

               (ii) to appoint Simpson as Chairman of the Board and Chief Executive Officer of the Company; and

               (iii) immediately following the appointment of Simpson as Chairman of the Board and Chief Executive Officer of the Company and the appointment of the four Coastal Directors to fill vacancies in the Company's Board of Director, each of the then existing directors, other than the Coastal Directors, shall resign his office as a director of the Company.

          The obligations of this Section 2(b) shall survive the Closing and
                                  ------------
shall be binding on each Director of the Company who executes this Agreement.

          (c)  Shareholders' Agreements.  The Company shall deliver, by the
               ------------------------
     Closing, executed copies of the Belcor Shareholders' Agreement, in the form attached as Exhibit A, signed by Leibsker and Caffey.

          (d)  Voting Agreement and Irrevocable Proxy.  The Company hereby
               --------------------------------------
     agrees to vote any Settlement Warrant Shares that are acquired by the Company and any shares or other securities as may be issued subsequent to the date of this Agreement but before June 26, 2001 (or the date, if any, of an earlier termination or revocation of the Belcor Proxy) on, or in exchange for, any of the Settlement Warrant Shares by reason of any stock dividend, stock split, reclassification, asset sale or any other transaction or event involving Rio Grande or then holder of the Settlement Warrant Shares (along with the Settlement Warrant Shares, collectively, the "Proxy Shares") in accordance with the recommendation of Coastal Capital
      ------------
     Partners, Inc., a Delaware corporation ("Coastal GP"), acting on behalf of
                                              ----------
     and in its capacity as the general partner of Coastal, or any party as may be assigned by Coastal GP the rights provided in this

     Section 2(d) to Coastal GP on behalf of Coastal from the date hereof until
     ------------
     the earlier of (i) June 26, 2001 or (ii) such earlier expiration date or revocation, if any, of the Belcor Proxy, as provided therein, with respect to all matters as to which the Company or any donee, transferee or assignee of the Proxy Shares is entitled to vote. In order to insure the voting of the Proxy Shares in accordance with this Section 2(d), the Company agrees
                                              ------------
     to and shall deliver to Coastal Capital Partners, Inc., a Delaware corporation ("Coastal GP"), acting on behalf of and in its capacity as the
                   ----------
     general partner of Coastal, an irrevocable proxy (the "Belcor Proxy") with
                                                            ------------
     respect to all of the Proxy Shares in the form attached as Exhibit B, such proxy to be delivered in the manner provided in the Termination Agreement.

          (e)  Cancellation of Option Plan and outstanding Options.  The Company
               ---------------------------------------------------
     shall cancel all of its current option plan(s) and, to the extent it is contractually empowered to, cancel all outstanding options to purchase shares of Common Stock, other than the Leibsker Warrant.

     3.   Obligations and Agreements of Coastal
          -------------------------------------

          (a)  Additional Capital Contribution. Coastal shall, upon and subject
               -------------------------------
     to the Closing, pay to the Company a total of $100,000 by wire transfer or cashier's check as an additional capital contribution to the Company within two calendar days after Belcor has satisfied its obligations under Section 2 of this Agreement.

          (b)  Coastal Consent.  Coastal hereby consents pursuant to Section 8
               ---------------
     of the Warrant Purchase Agreement to the transactions contemplated by the Termination Agreement and this Agreement and hereby consents pursuant to
     Section 20 of the Warrant Purchase Agreement to the registration rights granted pursuant to Article IV of this Agreement.
                         ----------

          (c)  Partial Warrant Cancellation.  Coastal shall, upon and subject to
               ----------------------------
     the Closing, cancel a portion of its Warrant covering the right to purchase 470,000 shares of Common Stock.

          (d)  Consulting Agreements, New Caffey Warrants and New Liebsker
               -----------------------------------------------------------
     Warrants. Coastal hereby agrees to cause the Coastal Directors, promptly
     --------
     following the Closing, to authorize the Company to enter into the Leibsker Consulting Agreement with Leibsker, substantially in the form of Exhibit C, and enter into the Caffey Consulting Agreement with Caffey, substantially in the form of Exhibit D, under which agreements Leibsker and Caffey shall provide advisory services to the Company's management regarding the Company's operations for a period of one year following the execution of such agreements, and as compensation therefor, the Company shall agree
     (i) to issue to Leibsker the New Leibsker Warrants and to issue to Caffey the New Caffey Warrants and (ii) during the term of such agreements, to provide cash reimbursements to Leibsker or Caffey, as the case may be, for their respective reasonable out-of-pocket business expenses relating to such advisory services.

III. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS
     ------------------------------------------------

     4.   The Company
          -----------

     To induce Coastal to enter into this Agreement, the Company makes the following representations, warranties and acknowledgements to Coastal, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement, and shall survive the execution and delivery of this
Agreement:

          (a)  Corporate Existence; Compliance with Law.  The Company (i) is a
               ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California; (ii) to the knowledge of the Company, is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where it is material to its business to be so qualified; (iii) has the requisite corporate power and authority and the legal right to conduct its business as now, heretofore and proposed to be conducted; (iv) to the knowledge of the Company, has all material licenses, permits, consents or approvals from or by, and, to the knowledge of the Company, has made all material filings with, and has given all material notices to, all governmental authorities having jurisdiction to the extent required for such ownership, operation and conduct;
(v) is in compliance with its Articles of Incorporation and by-laws; and (vi) to the knowledge of the Company, is in compliance in all material respects with all applicable provisions of law.

          (b)  Corporate Power; Authorization; Enforceable Obligations.  The
               -------------------------------------------------------
execution, delivery and performance by the Company of this Agreement, the Belcor Proxy and all other instruments and documents to be delivered by the Company hereunder and thereunder (i) are within the Company's corporate power, as the case may be; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the Company's Articles of Incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality;
(v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company is a party or by which the Company or any property of the

Company is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of the Company; and (vii) do not require any consent or approval of any governmental body, agency, authority or any other person. This Agreement shall have been duly authorized, executed and delivered on behalf of the Company, and shall then constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to general principles of equity and, as to enforcement only, to bankruptcy, insolvency, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

          (c)  Outstanding Stock; Options; Warrants, etc.   The capital stock of
               -----------------------------------------
the Company consists of 30,000,000 authorized shares of common stock, par value $.10, of which, 5,515,011 shares of Belcor Common Stock are outstanding as of the date hereof. Other than the Warrant, the outstanding options to purchase a total of 115,000 shares of common stock granted under one or both of the Company's stock option plans (which options the Company shall use its best effort to have cancelled and which option plans shall be cancelled by the Company on, before or as soon as possible after Closing), the Leibsker Warrant, Coastal's agreements as to the issuance of the New Leibsker Warrants and the New Caffey Warrants, the Company's agreement to issue to K. Glenn Cole warrants to purchase up to 50,000 shares of Common Stock, the Company does not have any outstanding rights, options, warrants or agreements pursuant to which it may be required to issue or sell any Stock or other equity security.

          (d)  No Litigation.  Except as set forth on Schedule 4(d) hereto, no
               -------------                          -------------
action, claim or proceeding is now pending or, to the knowledge of the Company, threatened against the Company, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal state or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators (a) which, if determined adversely, could have a Material Adverse Effect or (b) which pertains to the transactions contemplated by this Agreement. Except as set forth on Schedule 4(d) hereto, to
                                                        -------------
the knowledge of the Company, no state of facts exists which is reasonably likely to give rise to any such action, claim or proceeding.

          (e)  Subsidiaries.  There currently exist no Subsidiaries of the
               ------------
Company.

          (f)  SEC Filings and Financials.  (1)  All documents filed by the
               --------------------------
Company with the SEC since October 31, 1994, including its Forms 10-K for the years ended October 31, 1994 and October 31, 1995, its Forms 10-Q for each of the Quarters ended January 31, 1995, April 30, 1995, July 31, 1995, January 31, 1996
and April 30, 1996 (collectively, "SEC Documents") when they were filed, as
                                   -------------
amended, with the SEC, conformed in all material respects to the requirements of the 1934 Act and the rules and regulations of the SEC thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (2) The financial statements, together with the related notes, set forth in the SEC Documents fairly present, on the basis stated in the SEC Documents, the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with GAAP applied on a consistent basis except as may be set forth in the SEC Documents.

               (3) The Company had no obligations, contingent liabilities or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the balance sheet of the Company contained in the Form 10-Q for the Quarter ended January 31, 1996 which would have a Material Adverse Effect.

               (4) Since January 31, 1996, there has been no material adverse change in the business, assets, operations, operating properties, prospects or financial or other condition of the Company. No dividends or other distributions have been declared, paid or made upon any shares of capital Stock of the Company, nor have any shares of capital Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company since November 1, 1994.

          (g)  No Default.  The Company is not in default, nor to the Company's
               ----------
knowledge is any third party in default, under or with respect to any contract, agreement, lease or other instrument to which the Company is a party, except for any default which (either individually or collectively with other defaults arising out of the same event or events) would not have a Material Adverse Effect.

          (h)  Burdensome Restrictions.  No contract, lease, agreement or other
               -----------------------
instrument to which the Company is a party or by which the Company is bound and no provision of applicable law or governmental regulation has a Material Adverse Effect, or insofar as the Company can reasonably foresee is reasonably likely to have a Material Adverse Effect.

          (i)  Labor Matters.  The Company has no employees. The Company has no
               -------------
obligations to any former employees under COBRA.

          (j)  Other Ventures.  The Company is not engaged in any joint venture
               --------------
or partnership with any other Person.

          (k)  Investment Company Act.  To the knowledge of the Company, it is
               ----------------------
not an "investment company" or an "affiliated person" of, or "promoter" or
        ------------------         -----------------          --------
"principal underwriter" for, an "investment company," as such terms are defined
 ---------------------           ------------------
in the Investment Company Act of 1940, as amended. The consummation of the transactions contemplated by this Agreement and the Termination Agreement will not violate any provision of such Act or any rule, regulation or order issued by the SEC thereunder.

          (1) Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed by the Company have been filed with the appropriate governmental agencies, and all such returns, reports and statements are true and correct in all material respects, and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. All additional taxes (including any related interest, fine, penalty, late charge or loss thereon) asserted against the Company by any taxing authority, if any, have been paid by the Company. The Company has paid when due and payable all requisite Charges upon the books of the Company. Proper and accurate amounts have been withheld by the Company from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state and local law and such withholdings have been timely paid to the respective governmental agencies. There are no taxable years for which the Company's tax returns are currently being audited by the Internal Revenue Service (the "IRS") or any other
                                                              ---
applicable governmental authority. The Company has not executed or filed with the IRS or any other governmental authority any Agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. The Company has not filed a consent pursuant to IRC
Section 341(f) or agreed to have IRC Section 341(f)(2) apply to any disposition of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by the Company is property which the Company is required to treat as being owned by any other person pursuant to the provisions of IRC Section 168(f)(8) or is "tax-exempt use property" within the meaning of IRC Section 168(j)(3). The Company has not agreed or has been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. The Company has no obligation under any tax sharing agreement and no potential liability for taxes of another member of a consolidated group pursuant to Treas. Reg. (S)1.1502-6.

          (m)  ERISA.  Except for the Company's 1989 Stock Option Plan, the
               -----
Company does not maintain or contribute to any employee benefit plan.

          (n)  Environmental Compliance.  To the knowledge of the Company, no
               ------------------------
release, emission, or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., or hazardous waste as
                                               -- ---
defined under the Solid Waste Disposal Act, 42 U.S.C. Sections 6901 et seq., or
                                                                    -- ---
air pollutants as defined under the Clean Air Act, 42 U.S.C. Section 7401 et
                                                                          --
seq., or toxic pollutants as defined under the Clean Water Act, 33 U.S.C.
- ---
Section 1251 et seq., or the Toxic Substances Control Act, 15 U.S.C. Section
             -- ---
2601 et seq., has occurred or is presently occurring on any real property owned
     -- ---
or leased by the Company in excess of federally permitted releases or reportable quantities or other concentrations, standards, or limitations under the foregoing laws or any other federal, state or local laws or regulations.

          (o)  Employment and Labor Agreements.  Except for the  Employment
               -------------------------------
Agreements with Leibsker and Caffey, the Leibsker Consulting Agreement and Caffey Consulting Agreement, the other Consulting and/or Retirement Agreements with Caffey and a Services Agreement with K. Glenn Cole, all as attached hereto as Exhibit E, there are no employment or consulting agreements covering management of the Company, and there are no collective bargaining agreements or other labor agreements covering any employees of the Company. Except as set forth in Exhibit E, no employee, officer or director of the Company or member of his immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guaranty credit) to any of them. Except as set forth in Exhibit E, no employee, officer or director of the Company or member of his immediate family is a party to any agreement or understanding with the Company that would be required to be disclosed pursuant to Rule 404 under Regulation S-K of the 1933 Act.

          (p)  Patents, Trademarks, Copyrights and Licenses.  The Company does
               --------------------------------------------
not own, nor is it a licensee under licenses of, any material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names; and the Company is not required to own, or be a licensee under any licenses of, any material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names, in order to continue to conduct the Company's business as heretofore conducted by it, now conducted by it and proposed to be conducted by it. The Company conducts its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. There is no infringement or claim of infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of the Company.

          (q)  Full Disclosure.  No information contained in this Agreement or
               ---------------
any written statement furnished by or on behalf of the Company pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made.

          (r)  No Material Adverse Effect.  No Material Adverse Effect has
               --------------------------
occurred since October 31, 1994 and is continuing.

     5.   Coastal Acknowledgment and Representation.  Coastal acknowledges,
          -----------------------------------------
represents and warrants to the Company that execution, delivery and performance by Coastal of this Agreement (a) is within Coastal's power; (b) has been duly authorized by all necessary or proper action; and (c) is not in contravention of any provision of Coastal's underlying partnership agreement. Coastal is an "accredited investor" as that term is defined under the regulations of the 1933 Act.

IV.  REGISTRATION
     ------------

     (6)  Request for Registration.  The registration rights provided for in
          ------------------------
this Section 6 shall supersede the registration rights provided for in the
     ---------
Warrant Purchase Agreement and supersede the registration rights provided for in the Company's employment agreements with Caffey and Leibsker, and shall apply to all shares of Registrable Securities.

          (a) If the Company shall receive, at any time or times, after April 30, 1996 a written request from a Holder or Holders of at least fifty percent of the Registrable Securities then outstanding and entitled to registration rights under this Section 6 that the Company file a registration statement under the
           ---------
1933 Act covering the registration of a majority of Registrable Securities then outstanding, then the Company shall, within five (5) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 6(b), use its best efforts to effect as soon as
                      ------------
practicable, and in any event within 120 days of the receipt of such request, the registration under the 1933 Act of all Registrable Securities which the Holders request to be registered within 30 days of the mailing of such notice by the Company in accordance with this Section 6.
                                    ---------

          (b) If the Holder or Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities
            ------------------
covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 6 and the Company shall
                                            ---------
include such information in the written notice referred to in Section 6(a).  In
                                                              ------------
such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company as provided in Section 8(f) hereof) enter into
                                                ------------
an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 6, if such underwriter advises the Initiating Holders
                  ---------
in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

          (c)  If the Holders initiate a registration pursuant to this Section 6
                                                                       ---------
and the underwriters therefor determine that it would not be detrimental to include securities of the Company other than the Registrable Securities (the

"Securities") in such registration, the Company shall, with the prior written
- -----------
consent of 50 percent of the Holders participating in the registration, give written notice as soon as practicable to all its holders of Securities of its intention to effect a registration of its Securities. Each holder of Securities which is entitled to notice shall have the option to include its Securities in such registration, subject to reduction based upon the number of Securities which the Company proposes to register on its own behalf; provided, that any
                                                          --------
such holder and the Company may include all or a portion of its Securities in such a registration only to the extent that the inclusion of its Securities will not reduce the amount of the Registrable Securities of the Holders which is included. Any reduction in the amount of Securities which may be included in a registration pursuant to the foregoing will be done on a pro rata basis; a holder's pro rata share is the ratio of the amount of Securities a holder proposes to include in a registration divided by the total amount of Securities outstanding, exclusive of the Registrable Securities.

          (d) The Company is obligated to effect only three such registrations pursuant to this Section 6; provided, however, that for purposes of calculating
                 ---------  --------  -------
the number of registrations under
this Section 6(d), only registrations that have been declared effective shall be
     ------------
counted; provided, further, that no registration pursuant to Section 7, whether
         --------  -------                                   ---------
or not such registration includes Registrable Securities, shall be counted for purposes of this Section 6(d).
                 ------------

          (e) Notwithstanding the foregoing, (i) the Company shall not be obligated to effect a registration pursuant to this Section 6 during the period
                                                    ---------
starting with the date 60 days prior to the Company's good faith estimated date of filing of, and ending on the date 90 days following the effective date of, a registration statement pertaining to an underwritten public offering of Securities for the account of the Company, provided, that the Company is at all
                                           --------
times during such period diligently pursuing such registration and (ii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 6 a certificate signed by the President of the Company stating
     ---------
that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and that it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not
                                   -------- --------
utilize its right to defer the filing of a registration statement more than once in any twelve-month period.

     7.   Company Registration.  If (but without any obligation to do so) the
          --------------------
Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Securities under the 1933 Act in connection with the public offering of such Securities solely for cash (other than a registration relating solely to the sale of Securities to participants in a Company stock plan or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within 30 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 6, use its best efforts to cause to be
                             ---------
registered under the 1933 Act all the Registrable Securities that each such Holder has requested to be registered.

     8.   Obligations of the Company.  Whenever required under this Agreement to
          --------------------------
effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare a registration statement with respect to such Registrable Securities and deliver such registration statement to counsel designated by the Holders for review.

          (b) With the consent of counsel to the Holders, file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least 25 percent of the Registrable Securities registered thereunder, keep such registration statement effective for up to four months.

          (c) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Securities covered by such registration statement.

          (d) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (e) Use its best efforts to register and qualify the Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders subject to reasonable approval by the Board of Directors of the Company, provided, that the Company shall not be required in connection therewith or as a
- --------
condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (g) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such Registrable Securities are being sold through underwriters, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (i) List the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities are listed or, if practicable and if the Company otherwise meets the criteria for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc., qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. if the Company does not have a class of equity securities listed on a national securities exchange.

          (j) Use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the 1933 Act.

     9.   Furnish Information.  It shall be a condition precedent to the
          -------------------
obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of their Registrable Securities.

     10.  Expenses of Demand Registration.  All expenses other than underwriting
          -------------------------------
discounts and commissions relating to Registrable Securities incurred in connection with the registrations, filings or qualifications pursuant to Section 6, including
                                                     ---------
(without limitation) all federal and state registration, filing and qualification fees, all NASD filing fees and expenses, all listing fees and expenses for any national securities exchange on which the Company's equity securities are then listed, printing and accounting fees, fees and disbursements of one counsel for the Company and the reasonable fees and disbursements of counsel for the selling Holders, shall be borne by the Company for three registrations on any form.

     11.  Expenses of Company Registration.  The Company shall bear and pay all
          --------------------------------
expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
                                                                        -------
7 for each Holder including (without limitation) federal and state registration,
- -
filing and qualification fees, all listing fees and expenses for any national securities exchange on which the Company's equity securities are then listed, all legal, printing and accounting fees relating or apportionable thereto (including the reasonable legal fees of a single counsel selected by the participating Holders holding a majority of the Registrable Securities being registered) but excluding underwriting discounts and commissions relating to Registrable Securities.

     12.  Underwriting Requirements.  In connection with any offering involving
          -------------------------
an underwriting of shares being issued by the Company, the Company shall not be required under Section 7 to include any of the Holders' Registrable Securities
               ---------
in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of Securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of Securities to be sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the Securities so included, exclusive of Registrable Securities, to be apportioned pro rata among the selling shareholders according to the total amount of Securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders); provided, that the holders of Securities other than
                       --------
Registrable Securities may participate in such a registration by the Company only with the prior written consent of 50 percent of the Holders of Registrable Securities participating in the registration, and provided, further, that such
                                                  --------  -------
other holders may include their Securities in such registration only to the extent such inclusion will not reduce the number of Registrable Securities included. Further, in no event shall (i) the amount of Registrable Securities of the selling Holders included in the offering be reduced below 50 percent of the total amount of Securities included in such offering; or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 6 be excluded from such offering.
                           ---------

     13.  Indemnification and Contribution.  In the event any Registrable
          --------------------------------
Securities are included in a registration statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law or common law insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a "Violation"):
                                                                   ---------
(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law. The Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity contained in this
                      --------  -------
Section 13(a) shall not apply to amounts paid in settlement of any such loss,
- -------------
claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person (a

"Holder Violation"); provided, that the Company shall indemnify all other
- -----------------    --------
parties entitled to indemnification hereunder for any Holder Violation and shall be entitled to seek indemnification thereof from such Holder, underwriter or controlling person responsible for such Holder Violation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or controlling person and shall survive the transfer of such securities by such Holder. In addition to its other obligations under this Section 13(a), the
                                                        -------------
Company agrees that, as an interim measure during the pendency of any such loss, claim, damage, liability or action arising out of or based upon any Violation, it will reimburse such Holder or such underwriter or controlling person on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability or action, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligations to reimburse such Holder or such underwriter or controlling person for such expenses and the possibility that such payments might later by held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, such Holder or such underwriter or controlling person shall promptly return it to the Company together with interest at the rate of ten percent (10%) per annum. Any such interim reimbursement payments which are not made to such Holder or such underwriter or controlling person within 30 days of a request for reimbursement shall bear interest at the rate of ten percent (10%) per annum from the date of such request. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, each agent and any underwriter for the Company and any other Holder selling securities, including Registrable Securities, in such registration statement or any of its directors or officers or any person who controls such Holder or underwriter against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, agent, underwriter or controlling person, or other such Holder or director, officer or controlling person thereof may become subject, under the 1933 Act, the 1934 Act or other federal or state law or common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, underwriter or controlling person, or other Holder or director, officer or controlling person thereof in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
        --------  -------
Section 13(b) shall not apply to amounts paid in settlement of any such loss,
- -------------
claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, and provided, further, that the maximum liability of any selling Holder under this
- --------  -------
Section 13(b) in regard to any registration statement shall in no event exceed
- -------------
the amount of the proceeds received by such selling Holder from the sale of securities under such registration statement.

          (c)  Promptly after receipt by an indemnified party under this Section
                                                                         -------
13 of notice of the commencement of any action (including any governmental
- --
action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 13, deliver to the
                                               ----------
indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 13, but the omission so to deliver written
                             ----------
notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 13.
                                                            ----------

          (d)  If the indemnification provided for in this Section 13 from the
                                                           ----------
indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceedings.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 13(d) were determined by pro rata
                              -------------
allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the contribution provisions of this Section 13(d), in no event
                                                    -------------
shall the amount contributed by any selling Holder be greater than the dollar amount of the net proceeds received by such holder upon the sale of the Securities giving rise to such contributed obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  The obligations of the Company under this Section 13 shall
                                                         ----------
survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

     14.  Reports Under 1934 Act.  With a view to making available to the
          ----------------------
Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-2 or Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

          (b) comply with the reporting requirements of the 1934 Act (whether or not it shall be required to do so pursuant to the provisions of the 1934
Act);

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-2 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such Securities without registration or pursuant to such form.

     15.  Form S-2 and Form S-3 Registrations.  In addition to the registration
          -----------------------------------
rights provided in Section 6 hereof, in case the Company shall receive a written
                   ---------
request from the Holders of at least 25 percent of the Registrable Securities that the Company effect a registration on Form S-2 or Form S-3 (or any successor form to Form S-2 or Form S-3, respectively, regardless of its designation) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly given written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration, qualification or compliance as may be so requested and as would permit or facilitate the sale and distribution for all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however,
                                                            --------  -------
that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 15: (1) if Form S-2 or S-3
                                             ----------
(or any successor form to Form S-2 or Form S-3 regardless of its designation) is not available for such offering by the Holders; or (2) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-2 or Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-2 or Form S-3 Registration for a period of not more than 60 days after the receipt of the request of the Holder or Holders under this Section 15; provided, however,
                                                ----------  --------  -------
that the Company shall not utilize this right more than once in any twelve-month period.

          (c) Subject to the foregoing, the Company shall file a Form S-2 or Form S-3 (or any successor form to Form S-2 or Form

S-3 regardless of its designation) covering the Registrable Securities and other securities requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with a registration, filings or qualifications requested pursuant to this Section 15, including (without limitation) all registration, filing,
     ----------
qualification fees, printing and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall be borne by the Company, and all other expenses of such registration shall be borne pro rata by the Holders participating in the Form S-2 or Form S-3 Registration based on the number of shares sold by such Holders at such offering. Registrations effected pursuant to this Section 15 shall not be
                                                       ----------
counted as demands for registration or registrations effected pursuant to Sections 6 and 7, respectively.
- ----------------

     16.  Assignment of Registration Rights.  All rights to cause the Company to
          ---------------------------------
register Registrable Securities pursuant to Sections 6, 7 and 15 may be assigned
                                            --------------------
by a Holder to a transferee or assignee of such Registrable Securities;

provided, that the Company is, within a reasonable time after such transfer,
- --------
furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned, and provided, further, that such assignment shall be
                               --------  -------
effective only if, immediately following such transfer, the further disposition of such Registrable Securities by the transferee or assignee is restricted under the 1933 Act unless otherwise exempted therefrom. All rights to cause the Company to register Registrable Securities shall continue for the benefit of the Holders or their transferees or assignees until the consummation of their sale of such Registrable Securities in a bona fide firm commitment underwritten pubic offering.

     17.  Limitations on Subsequent Registration Rights.  From and after the
          ---------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 50 percent of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any Securities of the Company unless such agreement includes: (a) to the extent the agreement would allow such holder or prospective holder to include such Securities in any registration filed under Section 6 hereof, a provision that such holder or
                         ---------
prospective holder may include such Securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included; or (b) no provision which would allow such holder or prospective holder to make a demand registration which could result in such registration statement being declared effective within 120 days of the effective date after any registration effected pursuant to Section 6.
   ---------

V. COVENANTS; ABSENCE OF CERTAIN CHANGES; ACCESS.
   ---------------------------------------------

     18.  Covenants of Belcor.  From the date hereof until the Closing, Belcor
          -------------------
will furnish to Coastal the following:

          (a) As soon as available, and in any event within ninety (90) days after the close of each fiscal year, Belcor shall furnish a report of audit including a consolidated balance sheet, statement of profit or loss, statement of stockholders' equity, and a statement of cash flow as at the close of and for the fiscal year then ended, all in reasonable detail and stating in comparative form the figures as at the close of and for the previous fiscal year, with the opinion of an independent certified public accounting firm qualified and enrolled to practice before the SEC.

          (b) As soon as available but in no event later than forty five (45) days after the end of each fiscal quarter a balance sheet of Belcor (and its subsidiaries) as of the end of the preceding quarter, a statement of income, statement of stockholders' equity, and a statement of the cash flow of Belcor (and its subsidiaries, if any) for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, all in reasonable detail. Each such financial report shall be presented on a consolidated and consolidating basis. Each report shall state in comparative form (i) the figures as at and for the same period of the previous fiscal year, (ii) the results for the same quarter during the previous fiscal year, and (iii) compare the actual result as at and for the period then ending with the operating budget previously provided by Belcor and with the amount set forth in any revision(s) of such operating budget.

          (c) Within forty five (45) days after the end of each fiscal quarter and ninety (90) days after the end of Belcor's fiscal year, a certificate of compliance, in a form satisfactory to Coastal, shall be submitted by the Chief Executive Officer of Belcor, stating that Belcor has performed and observed each and every covenant contained in this Investors' Rights Agreement and the related Termination Agreement to be performed by it and that no event has occurred and no condition then exists that constitutes an event of non-compliance hereunder or would constitute such an event of non-compliance upon the lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof.

          (d) Within five (5) days of issuance, duplicate copies of any general written communications with shareholders, directors, executive committee(s), or with the financial community, and any reports filed by Belcor with any security exchanges or with the SEC.

          (e) All information, reports, certificates and notices furnished pursuant to this Section 18, and any additional or supplemental
                      ----------
     information, shall be true and correct when furnished, to Belcor's best knowledge and belief.

     19.  Absence of Certain Changes.  From the date hereof until the Closing
          --------------------------
Date (as defined in the Termination Agreement), except as expressly permitted or contemplated hereby, Belcor shall not, without Coastal's prior express written consent:

          (a) Incur any additional indebtedness for money borrowed, or guarantee any indebtedness or obligation of any other party;

          (b) Set aside or pay any dividend or distribution of assets to, or repurchase any of its stock from, any of its shareholders;

          (c) Enter into, amend or terminate any material employment agreement or increase the compensation payable or to become payable by Belcor to any of its officers, employees or agents above the amount payable as of the date hereof, or adopt or amend any employee benefit plan or arrangement;

          (d) Acquire or dispose of any material properties or assets used in its business;

          (e) Waive any statute of limitations so as to extend the time for the assessment of any tax or other liability of Belcor;

          (f) Create or suffer to be imposed any lien, mortgage, security interest or other charge on or against its properties or assets, except for liens for current taxes, materialmen's liens and other similar statutory liens, and purchase money security interests incurred in the ordinary course of business;

          (g) Enter into, amend or terminate any lease of real or personal property;

          (h) Enter into any contract or commitment except in the ordinary course of business consistent with past practice or make any capital expenditures;

          (i) Merge or consolidate or agree to merge or consolidate with or into any other entity except as provided in this Agreement;

          (j)  Amend its Articles of Incorporation or By-Laws;

          (k) Incur any other material liability or obligation (absolute, accrued or otherwise), except in the ordinary course of business and consistent with past practice and except those incurred in connection with the transactions contemplated by this Agreement; or

          (l) Authorize, propose or commit to any of the actions prohibited by this Section 19 or enter into or modify any agreement, commitment or
          ----------
     arrangement to do any of the actions prohibited by this Section 19.
                                                             ----------

          (m) Forgive, release or settle any claim or amount receivable to Belcor for less than a payment in full in cash of the amount of the claim or amount receivable.

     20.  Covenants of Leibsker and Caffey.  Leibsker and Caffey shall, on or
          --------------------------------
prior to the Closing, execute copies of the Belcor Shareholders' Agreement, in the form attached as Exhibit A. In addition, from the date hereof until 30 days following the Closing, Leibsker and Caffey shall each use reasonable efforts to secure, or assist in an attempt to secure, the execution of the Belcor Shareholders' Agreement (or supplements thereto) by Ross Hamilton, on behalf of R&C and Hamilton Resources, Inc.

     21.  Access. During normal business hours and upon reasonable prior notice,
          ------
afford to Coastal and their counsel and accountants, and to such other persons as may be selected by Coastal and approved by Belcor, access to all its properties, permit Coastal and such other persons to inspect and make copies of all stock records, minute books, books of account, contracts, commitments and other records, and furnish to Coastal such certified or other copies of such documents or such information with respect to its businesses and affairs as Coastal may from time to time reasonably request and that Belcor may reasonably provide without violation of applicable law or regulation. In addition, Coastal may send representatives to attend, or may participate telephonically at, all of Belcor's board of directors meetings and committee meetings of the board. Coastal shall receive no less than two (2) days prior notice of the time and place of all directors' meetings. Any information received by Coastal at such meetings will be held in strict confidence and Coastal shall take no action based upon information obtained at said meetings which would have the effect of subjecting Belcor to liability.

     22.  Other Business of Coastal or the Company.  Both Coastal and the
          ----------------------------------------
Company may engage independently or with others in business ventures of every nature and description, including, without limitation, the rendering of advice or services of any kind to other investors and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit Coastal, any limited or general partner of Coastal, or any officer, director, employee, shareholder of Coastal or any limited or general partner of Coastal from dealing or otherwise engaging in business with any persons or entities transacting business with the Company; provided that such transaction does not involve any
                           --------
arrangement which would have the effect of circumventing any restriction set forth in this Agreement. Neither Coastal nor the Company shall have any right by virtue of this Agreement or the contractual relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures shall not be deemed wrongful or improper. Neither Coastal nor the Company shall be obligated to present any particular investment opportunity to the other. In addition, without limitation as to any of the foregoing, neither Coastal nor the Company shall be obligated to provide to the other any participation right, "co-sale right," "tag-along right" or any other right with respect to the sale, conveyance, assignment or other transfer of their respective interests in Rio Grande.

VI.  MISCELLANEOUS.
     -------------

     23.  Governing Law.  This Agreement shall be construed in accordance with
          -------------
and governed by the internal laws of the State of California, without regard to the principles thereof regarding conflicts of law. The Company consents to personal jurisdiction, waives any objection as to jurisdiction or venue, and agrees not to assert any defense based on lack of jurisdiction or venue in the County of Los Angeles, State of California. Service of process on the Company in any action arising out of or related to this Agreement shall be effective if mailed to such party in accordance with the procedures and requirements set forth in Section 28 hereof.
         ----------

     24.  Successors and Assigns.  Except as otherwise expressly provided
          ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time;

provided, however, that prior to the receipt by the Company of adequate written
- --------  -------
notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     25.  Separability. If one or more of the provisions of this Agreement
          ------------
should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     26.  Amendment and Waiver.  This Agreement may be amended and the
          --------------------
observance of any term of this Agreement may be waived, only with the written consent of both of the Companies and the Holders of at least 50 percent of the Registrable Securities then outstanding.

     27.  Delays or Omissions. It is agreed that no delay or omission to
          -------------------
exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of either of the Companies under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     28.  Notices.  Unless otherwise provided, any notice required or permitted
          -------
under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified, with respect to Coastal at 101 Morgan Lane, Suite 180, Plainsboro, NJ 08536, Attention: Theresa C. Morris, and with respect to all other parties at the address indicated for such party on the signature page(s) hereof, or upon delivery to a reputable express courier for delivery to the party to be notified at the address indicated for such party in this Section 28 or on the signature page(s) hereof, or at such other address as
     ----------
such party may designate by ten days' advance written notice to the other party.

     29.  Attorneys' Fees. If legal action is brought to enforce or interpret
          ---------------
this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and legal costs in connection therewith.

     30.  Section Headings.  The headings contained in this agreement are for
          ----------------
reference purposes only and shall not in any way affect the meaning or interpretation of this agreement.

     31.  Gender.  Whenever used herein the singular number shall include the
          ------
plural, the plural shall include the singular, and the use of any gender shall include all genders.

     32.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     33.    Amendment and Restatement.  All of the terms and conditions of the
          -------------------------
Investors' Rights Agreement, as amended and restated hereby, shall remain in full force and effect. All references to the Original Investors' Rights Agreement or the Investors' Rights Agreement in any other document or instrument shall be deeded to mean the Investors' Rights Agreement as amended and restated hereby. This Agreement shall not constitute a novation of the Original Investors' Rights Agreement, but shall constitute an amendment and restatement thereof.

     IN WITNESS WHEREOF, the parties have executed this Investors' Rights Agreement as of the date first above written.

                                  BELCOR INC.


                                  By:   /s/ M. Douglas Caffey
                                     ----------------------------------------
                                        M. Douglas Caffey
                                        President and Chief Executive
                                        Officer


                                  By:   /s/ Donald M. Liebsker
                                     ----------------------------------------
                                       Donald M. Leibsker
                                       Chairman of the Board
                                        18004 Skypark Circle, Suite 105
                                       Irvine, California 92714

                                  COASTAL CAPITAL PARTNERS, L.P.

                                  By: Coastal Capital Partners, Inc.,
                                      as General Partner


                                  By:   /s/ Andrew K. Simpson
                                      ---------------------------------------
                                        Andrew K. Simpson
                                        Chief Executive Officer


     We individually, as directors of Belcor, Inc., agree to be bound by Section 2(b) of this Agreement, and we, Messrs. Leibsker and Caffey, as directors of Belcor, Inc. and as holders of warrants of the Company issued pursuant to our employment agreements and to be issued pursuant to our consulting agreements, agree to be bound by Section 20 of this Agreement.


                                            /s/ M. Douglas Caffey
                                      ---------------------------------------
                                      M. Douglas Caffey


                                            /s/ Donald M. Lebisker
                                      ---------------------------------------
                                      Donald M. Leibsker


                                            /s/ D. Ross Hamilton
                                      ---------------------------------------
                                      D. Ross Hamilton

                                   EXHIBIT A

                      BELCOR INC. SHAREHOLDERS' AGREEMENT

     THIS BELCOR INC. SHAREHOLDERS' AGREEMENT (this "Agreement") is made as of
                                                     ---------
June 26, 1996 by and among Coastal Capital Partners, L.P., a Delaware limited partnership ("Coastal"), Belcor Inc., a California corporation (the "Company"),
              -------                                                -------
and the Persons listed on the signature pages hereto (collectively, the

"Shareholders").
 ------------

     WHEREAS, Coastal and each Shareholder are or will be, directly or indirectly, holders of shares of common stock of the Company ("Common Stock")
                                                               ------------
and/or warrants or other instruments convertible into shares of Common Stock

("Convertible Instruments"; the Common Stock, shares of Common Stock issuable
  -----------------------
upon exercise of any Convertible Instrument (including, but not, limited to the New Caffey Warrants, the Leibsker Warrant and the New Leibsker Warrants (all as defined in the Investors' Rights Agreement or Termination Agreement) and any shares of Common Stock received subsequent to the execution of this Agreement by each Shareholder as a dividend or otherwise on their Common Stock or Convertible Instruments, together, "Shares")
                        ------

     WHEREAS, Coastal and the Shareholders desire to secure the election of the nominees of Coastal to the Board of Directors of the Company; and

     WHEREAS, Coastal has entered into an Amended and Restated Investors' Rights Agreement ("Investors' Rights Agreement"), dated as of June 26, 1996, with the
            ---------------------------
Company, Donald Leibsker and M. Douglas Caffey under which Coastal will make a substantial capital contribution to the Company; and a condition of closing the Investors' Rights Agreement is the execution and delivery by the Shareholders and the Company of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   VOTING AGREEMENT REGARDING SHARES.
          ---------------------------------

          1.1  Agreement to Vote.  Each Shareholder agrees on behalf of himself
               -----------------
or herself and any of the following persons to whom the Shareholder may transfer Shares (or his Convertible Instruments): (a) a member of his or her immediate family; (b) a trust established by the Shareholder for the benefit of the Shareholder or his or her immediate family by gift or inheritance; or (c) a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Shareholder (individually, an "Affiliated Transferee") to hold all of the Shares (and Convertible Instruments) now held or subsequently acquired registered in his or her name subject to, and to vote the Shares in accordance with, the provisions of this Agreement.

          1.2  Board of Directors.  Each Shareholder shall vote his or her
               ------------------
Shares (or shall consent pursuant to an action by written consent of the Company's shareholders) so as to elect nominees designated by Coastal, its successors, affiliates or assigns to all of the positions on the Company's then existing Board of Directors; and, in the event that any designated director shall not complete his term of office as a director and a successor director is to be elected, each Shareholder shall vote his or her Shares to elect as such successor director a nominee designated by Coastal, its successors, affiliates or assigns.

          1.3. Removal.  On all matters relating to the removal of directors of
               -------
the Company, each Shareholder shall vote his or her Shares (or shall consent pursuant to an action by written consent of the Company's shareholders) to ensure that no director of the Company may be removed from the Board, with or without cause, except upon the prior written authorization or request of Coastal.

          1.4  Conflicting Charter or By-Law Provisions.  Each Shareholder shall
               ----------------------------------------
vote his or her Shares (or shall consent pursuant to an action by written consent of the Company's shareholders), and shall take all other action necessary, to ensure that the Articles of Incorporation and By-Laws of the Company facilitate and do not at any time conflict with the provisions of this Agreement.

          1.5  Approval of Transactions.  Each Shareholder shall vote his or her
               ------------------------
Shares (or shall consent pursuant to an action by written consent of the Company's shareholders) on any issue put to the vote of the Company's shareholders in the manner which the Board of Directors of the Company recommends.

          1.6  Rights Assignable.  Coastal may assign its rights and benefits
               -----------------
under this Agreement to any person that acquires shares of Common Stock from Coastal.

     2.   CONDITION PRECEDENT; TERMINATION.
          --------------------------------

          2.1  Condition Precedent to Obligations.  The obligation of each party
               ----------------------------------
to this Agreement to perform its obligations under this Agreement shall be subject to the consummation and performance of the transactions contemplated by that certain Amended and Restated Termination Agreement, dated as of June 26, 1996, between the Company and Belcor (the "Termination Agreement").
                                           ---------------------

          2.2  Termination of Rights regarding the Company.  The rights of
               -------------------------------------------
Coastal and the Shareholders under this Agreement shall terminate upon the earliest to occur of (i) with respect any individual Shareholder, the date on which such Shareholder or any Affiliated Transferee no longer owns any Shares,
(ii) the occurrence of the merger or consolidation of the Company into, or the sale of all or substantially all of the Company's assets to, another corporation, unless the shareholders of the Company shall own at least 51% of the capital stock of such other corporation immediately after such merger, consolidation or sale, or (iii) the date two years from the closing of the Termination Agreement.

          3.   LEGEND.
               ------

          3.1  Legend.  Each certificate representing Shares owned by any
               ------
Shareholder or transferred to any Affiliated Transferee shall be endorsed with the following legend:

     "THE VOTING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS' AGREEMENT BY AND AMONG CERTAIN HOLDERS OF COMMON STOCK OF THE CORPORATION. BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH SHAREHOLDERS' AGREEMENT. COPIES OF SUCH SHAREHOLDERS' AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE CORPORATION."

          3.2  Legend Removal.  The legend referred to in Section 3.1 shall be
               --------------
removed (i) from every certificate upon termination of this Agreement in accordance with the provisions of Section 2 above or (ii) from any certificate representing Shares owned by any Shareholder or transferred to any Affiliated Transferee that are transferred to a person other than a signatory to this Agreement.

          3.3  Cooperation with Filings.  Each Shareholder shall cooperate fully
               ------------------------
with Coastal and the Company with regard to any filings required under the Securities and Exchange Act of 1934, as amended, or any other federal or state securities law, rule or regulation, relative to such Shareholder's participation in this Agreement, which cooperation shall include, without limitation, the prompt response to written requests for information. Each Shareholder hereby agrees to indemnify and hold harmless Coastal and the Company and their respective officers, directors, employees, shareholders and agents from and against any and all losses, damages, costs and expenses (including attorney's fees and other costs) and liabilities due or arising out of information such Shareholder shall provide to Coastal and the Company pursuant to this Section
3.3 but only if such information included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4.   MISCELLANEOUS.
          -------------

          4.1  Representations.  Each of the parties hereto represents that this
               ---------------
Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement.

          4.2  Specific Performance.  The parties hereto agree that irreparable
               --------------------
damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof, that money damages shall be inadequate for such breach, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          4.3  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties hereto.

          4.4  Notices.  All notices and other communications provided for
               -------
herein shall be in writing and shall be delivered by hand, telecopied or sent by overnight, certified or registered mail, return receipt requested, postage prepaid, addressed in the manner set forth on the signature pages of this Agreement (or to such other address for a party as shall be specified in a notice given in accordance with this Section 4.4). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery or telecopied, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

          4.5  Benefit; Successors and Assigns.  Except as otherwise provided
               -------------------------------
herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement either express or implied is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

          4.6  Miscellaneous.  This Agreement sets forth the entire agreement
               -------------
and understanding among the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, regardless of any investigation made by any party hereto or on such party's behalf. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

          4.7    Severability.  If any provisions of this Agreement shall be
                 ------------
deemed invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction, or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity, enforceability or effect the other provisions of this Agreement this Agreement, and this Agreement shall be construed as if the invalid or unenforceable provision were not contained herein, and the rights and obligations of the parties shall be construed and enforced accordingly.

          4.8    Amendments and Waivers.  Neither this Agreement nor any term
                 ----------------------
hereof may be amended, waived, discharged or terminated other than by a written instrument signed by Shareholders holding a majority of the Shares.

          4.9    Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Agreement.

          4.10   Governing Law.  The agreement shall be governed by an construed
                 -------------
in accordance with the laws of the state of California without regard to the choice of law provisions thereof.

          4.11   Joint Filing Agreement and Power of Attorney.  In connection
                 --------------------------------------------
with the execution of this agreement and required filings of Schedule 13D with the Securities and Exchange Commission, each Shareholder shall execute a Joint Filing Agreement and Power of Attorney, substantially in the form attached hereto as Exhibit A-1

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have cause this Shareholders' Agreement to be executed and delivered as of the date first above written.


                                       COASTAL CAPITAL PARTNERS, L.P.

                                       By:  Coastal Capital Partners,
                                            Inc., as General Partner

                                       By:_____________________________
                                          Andrew K. Simpson
                                          Chief Executive Officer

                                       Address:  101 Morgan Lane
                                                 Suite 180
                                                 Plainsboro, NJ  08536



SHAREHOLDERS



By:____________________________
     Donald Leibsker

Address:  2856 Greenleaf
          Chicago, ILL  60645



By:____________________________
     M. Douglas Caffey

Address:  2605 St. Simons
          Tustin, CA 92680

                                  EXHIBIT A-1
                                  -----------
                             JOINT FILING AGREEMENT


     This Agreement is entered into by and among Coastal Capital Partners, L.P., a Delaware limited partnership, Coastal Capital Partners, Inc., a Delaware corporation, Philip L. Yang, Jr., an individual, Michael Y. Gan, an individual, Theresa C. Morris, an individual, Donald Leibsker, an individual, and M. Douglas Caffey, an individual.

     Each of the persons named above hereby agrees that the Amendment No. 5 to
Schedule 13D of _______________, 1996 and to which this Agreement is attached as an exhibit, which is to be filed with the Securities and Exchange Commission, is to be filed on behalf of each such person.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement this 26th day of June, 1996.


                                       COASTAL CAPITAL PARTNERS, L.P.


- -----------------------------------    By:  Coastal Capital Partners, Inc.
Andrew K. Simpson, as attorney-             as General Partner
in-fact for Michael Y. Gan
                                          By:
                                             ---------------------------------
                                             Andrew K. Simpson
- -----------------------------------          Chief Executive Officer
Andrew K. Simpson, as attorney-
in-fact for Theresa C. Morris
                                       COASTAL CAPITAL PARTNERS, INC.

- -----------------------------------
Andrew K. Simpson, as attorney-        By:
fact for Philip L. Yang                   ------------------------------------
                                          Andrew K. Simpson
                                          Chief Executive Officer

- -----------------------------------
Andrew K. Simpson, as attorney-
fact for Donald Leibsker


- -----------------------------------
Andrew K. Simpson, as attorney-
fact for M. Douglas Caffey

                                 EXHIBIT A-1.1
                                 -------------
                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Andrew K. Simpson, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Amendment No. 5 to Schedule 13D, dated ________________, 1996, and to which this Power of Attorney is attached as an exhibit, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming his signature as it may be signed by said attorney-in-fact and agent, or his substitutes, to any and all amendments to said Schedule 13D.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement this 26th day of June, 1996.



                             ----------------------------------------
                                       [Signing Shareholder]

                                   EXHIBIT B
                               IRREVOCABLE PROXY

     Belcor Inc. ("Belcor"), as owner of the Settlement Warrant (as defined in
                   ------
that certain Amended and Restated Termination Agreement, dated as of June 26, 1996, between Belcor and Rio Grande Mining Company) under which it may purchase up to 17,000,000 shares ("Warrant Shares") of common stock of Rio Grande Mining
                          --------------
Company ("Rio Grande"), hereby revokes all previous proxies and appoints Coastal
          ----------
Capital Partners, Inc. ("Coastal GP"), acting on behalf of and in its capacity
                         ----------
as the general partner of Coastal Capital Partners, L.P. ("Coastal LP"), as its
                                                           ----------
proxyholder to attend and vote any and all Warrant Shares that are acquired by Belcor at any and all meetings of the shareholders of Rio Grande (or such other issuer of the Warrant Shares, if any), and any adjournments thereof, held on or after the date such Warrant Shares are acquired, and to execute any and all written consents of shareholders of Rio Grande (or such other issuer of the Warrant Shares, if any) executed on or after the date such Warrant Shares are purchased, with the same effect as if an authorized agent of Belcor had personally attended the meeting or had personally voted the Warrant Shares or had personally signed the written consent. Belcor also hereby appoints Coastal GP, acting in its capacity as the general partner of Coastal LP, with full power of substitution of other persons to act in its name, place or stead. Belcor hereby agrees that the votes of Coastal GP may be cast by its President, Andrew
K. Simpson, and further agrees that upon written notice to Belcor the Board of Directors of Coastal GP has the power and authority to designate another person to cast the votes of Belcor on behalf of Coastal GP, acting in its capacity as the general partner of Coastal LP, and that such other person can be an officer of Coastal GP or a designated representative of Coastal GP. Belcor authorizes and directs the proxyholder to file this proxy appointment with the Secretary of Rio Grande (or such other issuer of the Warrant Shares, if any) and authorizes the proxyholder to substitute another person as proxyholder and to file the substitution instrument with the Secretary of Rio Grande (or such other issuer of the Warrant Shares, if any).

     Belcor hereby agrees that in the event that subsequent to the date of this irrevocable proxy but before its expiration any shares or other securities are issued on, or in exchange for, any of the Warrant Shares by reason of any stock dividend, stock split, reclassification, asset sale or any other transaction or event involving Rio Grande or the holder of the Warrant Shares, such shares or securities shall be deemed to be Warrant Shares for purposes of this irrevocable proxy.

     This irrevocable proxy shall survive and not be affected by the subsequent dissolution, bankruptcy or insolvency of Belcor. This irrevocable proxy shall remain in full force and effect and be enforceable against any donee, transferee or assignee of the Warrant Shares.

     This irrevocable proxy is coupled with an interest and is irrevocable pursuant to Nevada General Corporation Law Section 78.355(4) as long as the Combined Investment (as defined in that certain Amended and Restated Investors' Rights Agreement, dated as of June 26, 1996, between Belcor, Coastal, Donald Leibsker and M. Douglas Caffey) of Coastal exceeds $200,000.00; provided that, and in any event, this irrevocable proxy shall expire on June 26, 2001.

BELCOR INC.
___________________________            _______________________________
By:  M. Douglas Caffey                 By: Donald Leibsker
     President                                        Chairman of the Board

                                   EXHIBIT C

                              CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement") is made as of the __th day of _____, 1996, by and between Belcor Inc., a California corporation ("Belcor") and Donald Leibsker, an individual resident of the State of Illinois ("Leibsker").

     WHEREAS, Leibsker possesses valuable business expertise and knowledge of Belcor's operations; and

     WHEREAS, Belcor desires to engage Leibsker to provide certain advisory services to Belcor's management regarding its operations.

     NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Consulting Services.  Leibsker hereby offers his services as
          -------------------
consultant of, and independent contractor to, Belcor, and Belcor hereby accepts such offer.

     2.   Leibsker' Duties; Scope.  Subject to the direction and control of
          -----------------------
Belcor's Board of Directors, Leibsker hereby agrees to serve Belcor faithfully and honestly and to use his best efforts and ability in the capacity of consultant to provide consulting services for the benefit of Belcor with respect to management and strategic planning relating to the operations of Belcor and to perform such other duties as are reasonably assigned to him by Belcor's Chief Executive Officer.

     3.   Term.  This Agreement shall become effective on the date first above
          ----
written and shall terminate on the first anniversary of such date, or upon such earlier date as may be specified by Belcor in an advance written notice to Leibsker (the "Term").
               ----

     4.   Compensation.  In consideration for the execution of this Agreement by
          ------------
Leibsker and services to be rendered by Leibsker to Belcor, Belcor hereby agrees upon execution of this Agreement to issue to Leibsker warrants to purchase up to 150,000 shares of Belcor Common Stock, with the right to purchase 75,000 shares vesting upon the occurrence of the execution of this Agreement and the right to purchase the remaining 75,000 shares vesting on the first anniversary of such execution, at an exercise price of $.20 per share (the "New Leibsker Warrant"). An early termination of this Agreement as provided in Section 3 above, if any, shall have no effect on Leibsker's right to receive the New Leibsker Warrant as provided herein. During the Term, Leibsker shall be entitled to reimbursement by Belcor for all reasonable business expenses Leibsker incurs in the performance of his duties and responsibilities hereunder; provided, that any such amount in excess
                                       --------
of Five Hundred Dollars ($500.00) in the aggregate in any month shall be approved by Belcor before being incurred by Leibsker.

     5.   Independent Contractor.  In the performance of the work, duties and
          ----------------------
obligations by Leibsker under this Consulting Agreement, it is mutually understood and agreed that Leibsker is at all times acting and performing as an independent contractor, and Belcor shall have no responsibility for withholding federal or state income taxes for Leibsker. Further, performing services pursuant to this Consulting Agreement, Leibsker shall have no claim under this Consulting Agreement or otherwise against Belcor for vacation pay, sick leave, retirement benefits, Social Security, workers' compensation, disability or unemployment insurance benefits or employee benefits of any kind unless specifically awarded in this Consulting Agreement.

     6.   Non-Exclusivity; Part-Time.  Leibsker shall make himself available to
          --------------------------
Belcor pursuant to this Agreement at such times as may be reasonably requested from time to time by Belcor, but in no event shall Leibsker's time so spent be required to exceed a monthly average of five (5) hours. However, Leibsker may devote as much additional time, ability and attention to the performance of his duties and responsibilities hereunder as he shall deem necessary but, in such event, no additional compensation is payable by Belcor. All consulting services to be rendered by Leibsker hereunder shall be performed upon reasonable notice and for reasonable periods of time during normal working hours.

     7.   No Conflicts.  Leibsker represents and warrants that his performance
          ------------
of this Consulting Agreement does not conflict with any written or oral agreement into which he has entered.

     8.   Confidential Information.  The term "Confidential Information" shall
          ------------------------
mean all information Belcor desires, for business reasons, to hold in confidence. By way of illustration but not limitation, Confidential Information includes (a) information regarding business plans, budgets and unpublished financial statements, licenses, prices and costs of Belcor; and (b) information regarding the skills and compensation of employees of or other consultants to Belcor. Leibsker agrees to hold all such Confidential Information in strictest confidence and not to disclose or use any Confidential Information, except (i) as such use or disclosure may be required in connection with work for Belcor, provided that an officer of Belcor expressly authorizes such disclosure or use,
(ii) as such information has come to be in the public domain or (iii) as Leibsker may be legally required to disclose pursuant to applicable laws, regulations, court or administrative orders. Leibsker further agrees to assign to Belcor any rights he has or may acquire in such Confidential Information and agrees that all Confidential Information shall be the sole property of Belcor and its assigns. The covenants and restrictions set forth in this Section 8 shall survive the expiration or termination of this Agreement. Leibsker acknowledges and agrees that the foregoing restrictions are reasonable and necessary to protect the legitimate interests of Belcor and that any violation of such restriction may result in irreparable injury to Belcor, that the remedy at law for any breach of the foregoing restrictions will be inadequate, and that, in the event of any such breach, Belcor, in addition to any other relief available to it, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages.

     9.   Assignment.  The provisions of this Agreement shall inure to the
          ----------
benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns. Leibsker shall have no right to assign any of his rights nor delegate any of his duties created by this Agreement, and any assignment or attempted assignment shall be null and void. Belcor may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or a substantial portion of the assets of Belcor.

     10.  Notices.  All notices, requests, demands and other communications
          -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or by confirmed facsimile transmission, or on two business days following consignment, freight prepaid, to a commercial overnight air courier service, or five days after being mailed, first class postage prepaid, return receipt requested.

     If to Leibsker, addressed as follows:

          Donald Leibsker
          29 S. LaSalle Street
          Suite 415
          Chicago, Illinois 60603
          Facsimile:  (312) 332-0204

     If to Belcor, addressed as follows:

          Belcor Inc.
          101 Morgan Lane, Suite 180
          Plainsboro, New Jersey 08536
          Attention:  Theresa Morris
          Facsimile:  (609) 936-9088

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     11.  Counterparts.  This Agreement may be executed in counterparts, which
          ------------
together shall constitute one agreement.

     12.  Governing Law.  This Agreement shall be governed by and construed
          -------------
according to the laws of the State of California as applicable to agreements executed in and to be wholly performed within such State.

     13.  Entire Agreement.  This Consulting Agreement constitutes the sole
          ----------------
agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. Leibsker agrees that all prior compensation agreements and compensation and bonus arrangements between Leibsker and Belcor shall be deemed terminated as of the date hereof. This Agreement shall not be amended, altered or modified other than by written agreement between the parties hereto.

     14.  Severability.  If any paragraph, term or provision of this Agreement
          ------------
shall be held or determined to be unenforceable, the balance of this Agreement shall nevertheless continue in full force and effect, unaffected by such holding or determination.

     15.  Governing Law.  This Agreement shall be governed by the internal laws
          -------------
of the State of California.

     16.  Headings.  The section headings contained in this Agreement are for
          --------
convenience and reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

     In Witness Whereof, Belcor and Leibsker have executed this Agreement as of the day and year first above written.



                                       Belcor Inc.


                                       ________________________
                                        Andrew K. Simpson
                                        Chief Executive Officer


                                       ________________________
                                        Donald Leibsker

                                   EXHIBIT D

                              CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement") is made as of the __th day of _____, 1996, by and between Belcor Inc., a California corporation ("Belcor") and
M. Douglas Caffey, an individual resident of the State of California ("Caffey").

     WHEREAS, Caffey possesses valuable business expertise and knowledge of Belcor's operations; and

     WHEREAS, Belcor desires to engage Caffey to provide certain advisory services to Belcor's management regarding its operations.

     NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Consulting Services.  Caffey hereby offers his services as consultant
          -------------------
of, and independent contractor to, Belcor, and Belcor hereby accepts such offer.

     2.   Caffey' Duties; Scope.  Subject to the direction and control of
          ---------------------
Belcor's Board of Directors, Caffey hereby agrees to serve Belcor faithfully and honestly and to use his best efforts and ability in the capacity of consultant to provide consulting services for the benefit of Belcor with respect to management and strategic planning relating to the operations of Belcor and to perform such other duties as are reasonably assigned to him by Belcor's Chief Executive Officer.

     3.   Term.  This Agreement shall become effective on the date first above
          ----
written and shall terminate on the first anniversary of such date, or upon such earlier date as may be specified by Belcor in an advance written notice to Caffey (the "Term").
             ----

     4.   Compensation.  In consideration for the execution of this Agreement
          ------------
by Caffey and services to be rendered by Caffey to Belcor, Belcor hereby agrees upon execution of this Agreement to issue to Caffey warrants to purchase up to 100,000 shares of Belcor Common Stock, with the right to purchase 50,000 shares vesting upon the occurrence of the execution of this Agreement and the right to purchase the remaining 50,000 shares vesting on the first anniversary of such execution, at an exercise price of $.20 per share (the "New Caffey Warrant"). An early termination of this Agreement as provided in Section 3 above, if any, shall have no effect on Caffey's right to receive the New Caffey Warrant as provided herein. During the Term, Caffey shall be entitled to reimbursement by Belcor for all reasonable business expenses Caffey incurs in the performance of his duties and responsibilities hereunder; provided, that any such amount in excess of Five Hundred Dollars
           --------
($500.00) in the aggregate in any month shall be approved by Belcor before being incurred by Caffey.

     5.   Independent Contractor.  In the performance of the work, duties and
          ----------------------
obligations by Caffey under this Consulting Agreement, it is mutually understood and agreed that Caffey is at all times acting and performing as an independent contractor, and Belcor shall have no responsibility for withholding federal or state income taxes for Caffey. Further, performing services pursuant to this Consulting Agreement, Caffey shall have no claim under this Consulting Agreement or otherwise against Belcor for vacation pay, sick leave, retirement benefits, Social Security, workers' compensation, disability or unemployment insurance benefits or employee benefits of any kind unless specifically awarded in this Consulting Agreement.

     6.   Non-Exclusivity; Part-Time.  Caffey shall make himself available to
          --------------------------
Belcor pursuant to this Agreement at such times as may be reasonably requested from time to time by Belcor, but in no event shall Caffey's time so spent be required to exceed a monthly average of five (5) hours. However, Caffey may devote as much additional time, ability and attention to the performance of his duties and responsibilities hereunder as he shall deem necessary but, in such event, no additional compensation is payable by Belcor. All consulting services to be rendered by Caffey hereunder shall be performed upon reasonable notice and for reasonable periods of time during normal working hours.

     7.   No Conflicts.  Caffey represents and warrants that his performance of
          ------------
this Consulting Agreement does not conflict with any written or oral agreement into which he has entered.

     8.   Confidential Information.  The term "Confidential Information" shall
          ------------------------
mean all information Belcor desires, for business reasons, to hold in confidence. By way of illustration but not limitation, Confidential Information includes (a) information regarding business plans, budgets and unpublished financial statements, licenses, prices and costs of Belcor; and (b) information regarding the skills and compensation of employees of or other consultants to Belcor. Caffey agrees to hold all such Confidential Information in strictest confidence and not to disclose or use any Confidential Information, except (i) as such use or disclosure may be required in connection with work for Belcor, provided that an officer of Belcor expressly authorizes such disclosure or use,
(ii) as such information has come to be in the public domain or (iii) as Caffey may be legally required to disclose pursuant to applicable laws, regulations, court or administrative orders. Caffey further agrees to assign to Belcor any rights he has or may acquire in such Confidential Information and agrees that all Confidential

Information shall be the sole property of Belcor and its assigns. The covenants and restrictions set forth in this Section 8 shall survive the expiration or termination of this Agreement. Caffey acknowledges and agrees that the foregoing restrictions are reasonable and necessary to protect the legitimate interests of Belcor and that any violation of such restriction may result in irreparable injury to Belcor, that the remedy at law for any breach of the foregoing restrictions will be inadequate, and that, in the event of any such breach, Belcor, in addition to any other relief available to it, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages.

     9.   Assignment.  The provisions of this Agreement shall inure to the
          ----------
benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns. Caffey shall have no right to assign any of his rights nor delegate any of his duties created by this Agreement, and any assignment or attempted assignment shall be null and void. Belcor may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or a substantial portion of the assets of Belcor.

     10.  Notices.  All notices, requests, demands and other communications
          -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or by confirmed facsimile transmission, or on two business days following consignment, freight prepaid, to a commercial overnight air courier service, or five days after being mailed, first class postage prepaid, return receipt requested.

     If to Caffey, addressed as follows:

          M. Douglas Caffey
          2605 St. Simons
          Tustin, California 92680
          Facsimile:  (714) 832-6377

     If to Belcor, addressed as follows:

          Belcor Inc.
          101 Morgan Lane, Suite 180
          Plainsboro, New Jersey 08536
          Attention:  Theresa Morris
          Facsimile:  (609) 936-9088
or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     11.  Counterparts.  This Agreement may be executed in counterparts, which
          ------------
together shall constitute one agreement.

     12.  Governing Law.  This Agreement shall be governed by and construed
          -------------
according to the laws of the State of California as applicable to agreements executed in and to be wholly performed within such State.

     13.  Entire Agreement.  This Consulting Agreement constitutes the sole
          ----------------
agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. Caffey agrees that all prior compensation agreements and compensation and bonus arrangements between Caffey and Belcor shall be deemed terminated as of the date hereof. This Agreement shall not be amended, altered or modified other than by written agreement between the parties hereto.

     14.  Severability.  If any paragraph, term or provision of this Agreement
          ------------
shall be held or determined to be unenforceable, the balance of this Agreement shall nevertheless continue in full force and effect, unaffected by such holding or determination.

     15.  Governing Law.  This Agreement shall be governed by the internal laws
          -------------
of the State of California.

     16.  Headings.  The section headings contained in this Agreement are for
          --------
convenience and reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

     In Witness Whereof, Belcor and Caffey have executed this Agreement as of the day and year first above written.



                                       Belcor Inc.


                                       ________________________
                                       Andrew K. Simpson
                                       Chief Executive Officer


                                       ________________________
                                       M. Douglas Caffey

                                   EXHIBIT E

                EMPLOYMENT, CONSULTING AND SEVERANCE AGREEMENTS

                                 SCHEDULE 4(d)
                               BELCOR LITIGATION

   NONE.
   -----

                                      -52-